EXECUTION VERSION
THIRD AMENDMENT TO CREDIT AGREEMENT
This Third Amendment to Credit Agreement (this “Amendment”) dated and effective as of April 19, 2022 by and among KALTURA, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower party hereto (the “Guarantors”), the several banks and other financial institutions or entities party hereto (the “Lenders”), and SILICON VALLEY BANK (“SVB”), as the Administrative Agent (SVB, in such capacity, the “Administrative Agent”), the Issuing Lender and the Swingline Lender.

W I T N E S S E T H:
WHEREAS, the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender are parties to that certain Credit Agreement dated as of January 14, 2021, as amended by that certain First Amendment to Credit Agreement dated as of June 29, 2021, and as further amended by that certain Second Amendment to Credit Agreement dated as of December 20, 2021 (as the same may be further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”);
WHEREAS, the Borrower, the Guarantors and the Administrative Agent are party to the Guarantee and Collateral Agreement (as defined in the Credit Agreement);
WHEREAS, Kaltura Ltd., an Israeli limited company and a wholly-owned Subsidiary of the Borrower, intends to enter into a foreign exchange hedging transaction, and the Borrower has requested that the Lenders and the Administrative Agent consent to the entering of such foreign exchange hedging transaction by such Group Member; and
WHEREAS, the Borrower has otherwise requested that the Lenders and the Administrative Agent agree to modify and amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions of this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.
2.Amendments to Section 1.1 of the Credit Agreement.
(a)The following new definitions are hereby added to Section 1.1 of the Credit Agreement in their appropriate alphabetical order:
““Israeli FX Transactions”: foreign exchange hedging transactions entered into by Kaltura Ltd., with an aggregate notional amount not to exceed 150,000,000 ILS, which may be secured solely by cash collateral in an amount not to exceed 9% of such notional amount and no other assets of any Group Member, and may not be guaranteed by or otherwise recourse to, any Loan Party.”

““Kaltura Ltd.”: Kaltura Ltd., an Israeli limited liability company.”

3.Amendments to Section 7.2 of the Credit Agreement.
(a)Section 7.2(f) of the Credit Agreement is hereby amended by deleting “$1,000,000” and inserting “$2,000,000” in lieu thereof.
(b)Section 7.2(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(i)    obligations (contingent or otherwise) of the Group Members existing or arising under any Specified Swap Agreement or the Israeli FX Transactions, provided that such obligations are (or were) entered into by such Person in accordance with Section 7.13 and not for purposes of speculation;”
(c)Section 7.2 of the Credit Agreement is hereby amended by (i) deleting the period at the end of clause (p) thereof and inserting “; and” in lieu thereof, and (ii) inserting the following new clause (q) thereto:
“(q) Indebtedness of Kaltura Ltd. to the landlord of its leased location at 9 David Ben Gurion St. Bnei Brak, Israel to finance leasehold improvements at such property in an aggregate amount not to exceed NIS 28,444,800 so long as such Indebtedness is non-recourse to any Loan Party.”
4.Amendment to Section 7.3 of the Credit Agreement. Section 7.3(l) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(l)    (i) cash deposits and liens on cash and Cash Equivalents pledged to secure Indebtedness permitted under Section 7.2(f), (ii) Liens securing reimbursement obligations with respect to letters of credit permitted by Section 7.2(f) that encumber documents and other property relating to such letters of credit, (iii) Liens securing Obligations under any Specified Swap Agreements permitted by Section 7.2(i), and (iv) cash collateral pledged by Kaltura Ltd. to secure obligations under the Israeli FX Transactions permitted by Section 7.2(i);”
5.Amendment to Section 7.8 of the Credit Agreement. Section 7.8(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(e)    intercompany Investments by (i) any Loan Party in any other Loan Party, (ii) any Group Member that is not a Loan Party in any other Group Member, (iii) any Loan Party in any Group Member that is not a Loan Party to the extent that (A) no Default or Event of Defaults exists or would result therefrom, (B) such Investment is made in cash to fund the current, ordinary course operating expenses of such Subsidiary promptly after receipt of such proceeds, and (C) (x) if immediately after giving effect to such Investment, Liquidity is at least $20,000,000, such Investments do not exceed $50,000,000 in any fiscal year of the Group Members, or (y) otherwise, such Investments do not exceed $2,500,000 in any fiscal year of the Group Members, or (iv) any Loan Party in Kaltura Ltd. to the extent that (A) no Default or Event of Defaults exists or would result therefrom, and (B) such Investment is made in cash and promptly used by Kaltura Ltd. to cash collateralize any obligations arising in connection with the Israeli FX Transactions in an amount not to exceed 9% of the aggregate notional amount of the Israeli FX Transactions;”
6.Amendment to Section 7.8 of the Credit Agreement. Section 7.8(p) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(p)    Specified Swap Agreements, Israeli FX Transactions, and Interest Rate Agreements permitted under Section 7.13.”
7.Amendment to Section 7.13 of the Credit Agreement. Section 7.13 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“7.13    Swap Agreements; Israeli FX Transactions. Enter into any Swap Agreement, except (i) Specified Swap Agreements and (ii) Israeli FX Transactions, each of which are entered into by a Group Member to (a) hedge or mitigate risks to which such Group Member has actual exposure, or (b) effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of such Group Member.”
8.Conditions Precedent to Effectiveness. The effectiveness of this Amendment shall be subject to the prior or concurrent satisfaction of each of the following conditions precedent (the date on which such conditions are satisfied, the “Third Amendment Effective Date”):
(a)Loan Documents. The Administrative Agent shall have received this Amendment, duly executed and delivered by the Administrative Agent, the Loan Parties and the Lenders.
(b)Approvals. All Governmental Approvals and consents and approvals of, or notices to, any other Person (including the holders of any Capital Stock issued by any Loan Party) required in connection with the execution, delivery and performance of this Amendment, shall have been obtained and be in full force and effect.
(c)No Material Adverse Effect. There shall not have occurred since December 31, 2020 any event or condition that has had or that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(d)No Default. No Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date.
(e)Representations and Warranties. Immediately after giving effect to this Amendment, each of the representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment, and after giving effect hereto, and the other Loan Documents to which it is a party (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or all respects, as applicable) as of such earlier date.
For purposes of determining compliance with the conditions specified in this Section 8, each Lender that has executed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Third Amendment Effective Date specifying such Lender’s objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect on or prior to the Third Amendment Effective Date or, if any extension of credit on the Third Amendment Effective Date has been requested, such Lender shall not have made available to the Administrative Agent on or prior to the Third Amendment Effective Date such Lender’s Revolving Percentage of such requested extension of credit.
9.Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders, effective as of the Third Amendment Effective Date, as follows:
(a)This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles (whether enforcement is sought by proceedings in equity or at law) or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(b)Immediately after giving effect to this Amendment, the representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or all respects, as applicable) as of such earlier date.
(c)The execution and delivery by each Loan Party of this Amendment and the other Loan Documents executed and delivered in connection herewith, and the performance by Loan Parties of their obligations hereunder and thereunder and by the Borrower of its obligations under the Credit Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary organizational action on the part of such Loan Party and (ii) does not (A) violate any provisions of the Operating Documents of such Loan Party or (B) constitute a violation by such Loan Party of any material Requirement of Law or Contractual Obligation of such Loan Party.
(d)No Default or Event of Default has occurred and is continuing as of the Third Amendment Effective Date.
10.Payment of Costs and Fees. The Borrower shall pay to the Administrative Agent all reasonable and documented out-of-pocket costs, expenses, and fees and charges of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of any attorneys retained by the Administrative Agent).
11.Choice of Law, etc.. This Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws (and not the conflict of law rules) of the State of New York. The provisions of Section 10.14 (Submission to Jurisdiction; Waivers) of the Credit Agreement are incorporated herein by reference mutatis mutandis with the same force and effect as if expressly written herein
12.Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.
13.Effect on Loan Documents.
(a)The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted pursuant to terms and subject to the conditions set forth in the Guarantee and Collateral Agreement, the other Security Documents or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Secured Parties, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of the appointment of the Administrative Agent as attorney-in-fact under each applicable Loan Document all pursuant to terms and subject to the conditions set forth therein. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement, the Guarantee and Collateral Agreement or any other Loan Document. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement, the Loan Documents or instruments securing the same. The amendments, consents, modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents, and shall not operate as a consent or waiver to any matter under the Loan Documents. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement, the Guarantee and Collateral Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.
(b)To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.
(c)This Amendment is a Loan Document.
14.Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.
15.Release of Claims.
(a)Effective on the date hereof, each Loan Party hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which such Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown, in each case, which Claims relate to the Credit Agreement, any other Loan Document or the transactions contemplated thereby, except for the duties and obligations set forth in this Amendment. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above. In connection with the releases set forth above, each Loan Party expressly and completely waives and relinquishes any and all rights and benefits that it has or may ever have pursuant to Section 1542 of the Civil Code of the State of California, or any other similar provision of law or principle of equity in any jurisdiction pertaining to the matters released herein. Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
(b)Each Loan Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Loan Party pursuant to Section 15(a) above. If any Loan Party violates the foregoing covenant, the Loan Parties, for themselves and their successors and assigns, and their present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.
16.Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[Signature pages follow]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

KALTURA, INC.

By:
Name:
Title:

[Signature Page to Third Amendment to Credit Agreement]

GUARANTOR:

Executed as a deed by    )
Kaltura Europe Limited    )
acting by    )    ………………………………………
                Director

in the presence of:    )

………………………………………
Witness Signature
Name:
Address:
Occupation:

[Signature Page to Third Amendment to Credit Agreement]

ADMINISTRATIVE AGENT, ISSUING LENDER, SWINGLINE LENDER AND A LENDER:

SILICON VALLEY BANK
By:
    Name:
    Title:

[Signature Page to Third Amendment to Credit Agreement]